EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: STEPHANIE CLARKE
October 17, 2008	415-381-8198
steph@hamiltoninkpr.com

BANK OF MARIN BANCORP REPORTS YEAR TO DATE
NET INCOME AND EARNINGS PER SHARE GROWTH

Novato, CA--- Bank of Marin Bancorp (Nasdaq: BMRC) President and CEO Russell A. Colombo announced earnings for the nine-month period ended September 30, 2008 of $9.4 million, an increase of $291 thousand, or 3.2% over the same period a year ago.  Diluted earnings per share for the nine-month period totaled $1.79, an increase of 9 cents per share, or 5.3%, over the same period a year ago. Earnings for the third quarter of 2008, totaled $2.7 million, compared to $3.2 million in the same period of 2007. Diluted earnings per share were $0.52 in the third quarter of 2008, compared to $0.60 in the third quarter of 2007. The results reflect increases in the provision for loan losses from $200 thousand in the third quarter of 2007 to $1.7 million in the third quarter of 2008, and from $340 thousand in the nine months ended September 30, 2007 to $2.8 million in the nine months ended September 30, 2008.

“We recognize that these are tumultuous times.  Given our capital strength, high quality balance sheet and deep ties within the community, we believe that we are well positioned to serve our clients through the cycle.  As a testament to the confidence our clients place in the strength of the Bank, our deposits increased by 4.9% from a year ago.  We did add to the loan loss reserves this quarter as we thought it prudent given the uncertain economic environment.  Our capital levels exceed the regulatory well capitalized standards with a total risk based capital ratio of 11.6%,” said Colombo.

Loans totaled $839 million at September 30, 2008, an increase of 22.3% over September 30, 2007.  The mix of loans is relatively unchanged from June 30, 2008 and December 31, 2007.

The increases in the loan loss reserve reflect strong loan growth, an increased allocation for economic uncertainty, and increases to the specific reserve where needed.  Charge-offs in the third quarter of 2008 totaling $969 thousand and the first nine months of 2008 totaling $1.1 million primarily relate to the charge-off of one commercial term loan collateralized by a residence where the Bank holds the second deed of trust and the charge-off of one unsecured commercial line of credit.

“While we have seen that some of our clients have been affected by the current economic environment, we believe that our solid underwriting standards, early identification of issues and quick response will minimize our losses,” said Colombo.

The allowance for loan losses as a percentage of loans totaled 1.11% at September 30, 2008 compared to 1.05% a year ago.  In addition, our allowance for loan losses is 11.3 times our non-performing loans at September 30, 2008. At September 30, 2008, non-performing loans totaled $823 thousand, or 0.1%, of total loans. “Although our market area has been more resilient than most other parts of the country, we are not immune to the economic downturn that began in early 2008,” said Christina Cook, Chief Financial Officer.  “We exercise sound judgment in our approach to our loan loss provision.”

“The Bank has maintained its conservative investment and underwriting standards through these changing times. It has not participated in subprime lending nor does it hold investment securities backed by subprime loans.  The Bank does not hold common or preferred stock of either the Federal National Mortgage Association (Fannie Mae) or the Federal Home Loan Mortgage Corporation (Freddie Mac),” said Cook.

Deposits totaled $849 million at September 30, 2008, compared to $809 million a year ago, an increase of 4.9%.  Demand deposits, which provide a low cost of funding, increased $13.4 million, or 6.6% from September 30, 2007 to September 30, 2008.  Late in the first quarter of 2008, the Bank began to offer a new deposit product, CDARS®, short for Certificate of Deposit Account Registry Service, a network through which the Bank offers Federal Deposit Insurance Corporation insurance coverage in excess of the regulatory maximum by placing deposits in multiple banks participating in the network.  CDARS® reciprocal deposits totaled $16.8 million at September 30, 2008. “Our deposit growth demonstrates that Bank of Marin is highly regarded in its serving area and is acknowledged as a safe place to bank,” said Colombo.

Net interest income in the first nine months of 2008 increased $4.2 million, or 13.6% from the first nine months of last year.  Net interest income in the third quarter of 2008 increased by $1.5 million, or 14.1%, from the same quarter a year ago.  These increases reflect growth in earning assets and a decline in the cost of funds, partially offset by lower loan yields in a declining interest-rate environment.

The tax-equivalent net interest margin expanded to 5.43% in the first nine months of 2008 compared to 5.00% in the same period in 2007.  The tax-equivalent net interest margin totaled 5.35% in the third quarter of 2008 compared to 4.94% in the third quarter of 2007.  Decreases in the cost of funds were partially offset by declines in loan yields.

Non-interest income totaled $4.2 million in the first nine months of 2008.  Excluding a $457 thousand pre-tax non-recurring gain on the sale of Visa Inc. shares in the first half of 2008, a $387 thousand pre-tax non-recurring gain on the 2007 sale of the Visa portfolio and a $710 thousand pre-tax non-recurring gain recorded in the first half of 2007 related to the sale of the indirect auto portfolio, this represents an increase of $328 thousand, or 9.7% over the first nine months of 2007.  The increase reflects an increase in fees from the Bank’s business analysis accounts, an increase in fees the Bank charges for checks drawn against insufficient funds and an increase in Wealth Management fees. Non-interest income totaled $1.2 million in the third quarter of 2008.  Excluding the $387 thousand pre-tax non-recurring gain recorded in the third quarter of 2007 related to the sale of the $1.5 million Visa card portfolio, non-interest income is essentially unchanged from the third quarter of 2007.

Non-interest expense totaled $21.6 million in the first nine months of 2008.  Excluding a first quarter 2008 reversal of the $242 thousand Visa Inc. litigation accrual initially recorded in the fourth quarter of 2007, this represents an increase of $1.2 million, or 5.7%, from the same period a year ago.  The increase includes higher personnel costs associated with expansion, higher FDIC premiums related to increased deposits, and increases in premises rent, including rent on a new downtown Mill Valley office, partially offset by decreases in professional fees associated with the 2007 formation of a holding company. Non-interest expense totaled $7.4 million in the third quarter of 2008, an increase of $516 thousand, or 7.5% over the same period a year ago.

In November 2007, Bancorp initiated a stock repurchase plan to buy back up to $5 million of its common stock.  Bancorp purchased 88,316 shares during the first nine months of 2008 for $2.5 million, bringing the total amount purchased under this program to $4.1 million. Bancorp repurchased 29,707 shares for $824 thousand during the third quarter of 2008. In September 2008, Bancorp discontinued purchases under the program to conservatively preserve capital during a time of extreme economic turbulence. Bancorp maintains a strong capital position, with a total risk-based capital ratio of 11.6% at September 30, 2008.

Bank of Marin has twelve branch offices with locations in downtown Mill Valley, Strawberry, Corte Madera, downtown San Rafael, Andersen Drive and Northgate in San Rafael, Ignacio, downtown Novato, Sausalito and three offices in Petaluma. The Bank has a commercial loan production office in San Francisco. The Bank’s administrative offices are located in Novato, and its Wealth Management Services are located in Corte Madera, Novato and Petaluma.

The financial information for periods presented subsequent to July 1, 2007 relates to Bank of Marin Bancorp, which was formed on July 1, 2007, while information pertaining to prior periods relates to the Bank of Marin.  This information is comparable between periods as the only subsidiary of Bank of Marin Bancorp is Bank of Marin.

This release may contain certain forward-looking statements that are based on management’s current expectations regarding economic, legislative, and regulatory issues that may impact Bancorp’s earnings in future periods. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include the words “believe,” “expect,” “intend,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, the current financial turmoil in the United States and abroad, changes in interest rates, deposit flows, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory and technological factors affecting Bancorp’s operations, pricing, products and services.  These and other important factors are detailed in various securities law filings made periodically by Bancorp or the Bank, copies of which are available from Bancorp without charge.  Bancorp undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

BANK OF MARIN BANCORP
FINANCIAL HIGHLIGHTS
Year To Year Comparison
September 30, 2008

THIRD QUARTER	QTR 2008	QTR 2007	CHANGE	% CHANGE

NET INCOME	$2,695,000	$3,189,000	$(494,000)	(15.5%)

DILUTED EARNINGS PER SHARE	$0.52	$0.60	$(0.08)	(13.3%)

RETURN ON ASSETS (ROA)	1.10%	1.38%	(0.28%)	(20.3%)

RETURN ON EQUITY (ROE)	11.37%	14.83%	(3.46%)	(23.3%)

EFFICIENCY RATIO	55.11%	55.97%	(0.86%)	(1.5%)

NET INTEREST MARGIN	5.35%	4.94%	0.41%	8.3%

YEAR TO DATE	YTD 2008	YTD 2007	CHANGE	% CHANGE

NET INCOME	$9,357,000	$9,066,000	$291,000	3.2%

DILUTED EARNINGS PER SHARE	$1.79	$1.70	$0.09	5.3%

RETURN ON ASSETS (ROA)	1.35%	1.36%	$(0.01)	(0.7%)

RETURN ON EQUITY (ROE)	13.55%	14.37%	(0.82%)	(5.7%)

EFFICIENCY RATIO	54.39%	57.75%	(3.4%)	(5.8%)

NET INTEREST MARGIN	5.43%	5.00%	0.43%	8.6%

AT PERIOD END	Sep 30 2008	Sep 30 2007	CHANGE	% CHANGE

TOTAL ASSETS	$984,739,000	$924,044,000	60,695,000	6.6%

TOTAL DEPOSITS	$849,228,000	$809,414,000	39,814,000	4.9%

TOTAL LOANS	$839,007,000	$685,975,000	153,032,000	22.3%

TOTAL NONPERFORMING LOANS	$823,000	$150,000	673,000	448.7%

LOAN LOSS RESERVE TO LOANS	1.11%	1.05%	0.06%	5.7%

LOAN LOSS RESERVE TO NON-PERFORMING LOANS	11.3	x	48.2	x	(36.9x	)	(76.6%)

STOCKHOLDERS' EQUITY	$94,673,000	$86,575,000	$8,098,000	9.4%

BOOK VALUE PER SHARE	$18.43	$16.73	$1.70	10.2%

TOTAL CAPITAL TO ASSETS	9.61%	9.37%	0.24%	2.6%

TOTAL RISK BASED CAPITAL RATIO-BANK*	11.4%	12.2%	(0.8%)	(6.6%)

TOTAL RISK BASED CAPITAL RATIO-BANCORP*	11.6%	12.4%	(0.8%)	(6.5%)

*Current period estimated

BANK OF MARIN BANCORP
CONSOLIDATED STATEMENT OF CONDITION
at September 30, 2008, June 30, 2008 and September 30, 2007

(in thousands, except share amounts - unaudited)	September 30, 2008	June 30, 2008	September 30, 2007

Assets
Cash and due from banks	$20,464	$30,355	$25,245
Federal funds sold	---	800	70,200
Cash and cash equivalents	20,464	31,155	95,445

Investment securities
Held to maturity, at amortized cost	20,542	19,476	13,544
Available for sale (at fair market value, amortized cost $73,405 at 6/30/08, $73,577 at 6/30/08 and $100,591 at 9/30/07)	73,348	72,999	100,076
Total investment securities	93,890	92,475	113,620

Loans, net of allowance for losses of $9,271 at 9/30/08,$8,555 at 6/30/08 and $7,227 at 9/30/07	829,736	790,955	678,748
Bank premises and equipment, net	8,558	8,635	8,019
Interest receivable and other assets	32,091	29,319	28,212

Total assets	$984,739	$952,539	$924,044

Liabilities and Stockholders' Equity

Liabilities
Deposits
Non-interest bearing	$215,307	$219,684	$201,896
Interest bearing
Transaction accounts	80,723	76,839	78,782
Savings and money market	449,303	422,834	446,865
CDARS® reciprocal time	16,776	1,352	---
Other time	87,119	80,511	81,871
Total deposits	849,228	801,220	809,414

Federal funds purchased and Federal Home Loan Bank borrowings	28,600	46,800	15,300
Subordinated debenture	5,000	5,000	5,000
Interest payable and other liabilities	7,238	6,972	7,755

Total liabilities	890,066	859,992	837,469

Stockholders' Equity
Common stock, no par value Authorized - 15,000,000 shares Issued and outstanding - 5,136,266 at 9/30/08,5,140,351 at 6/30/08 and 5,174,147 at 9/30/07	50,527	50,679	52,476
Retained earnings	44,179	42,203	34,397
Accumulated other comprehensive loss, net	(33)	(335)	(298)

Total stockholders' equity	94,673	92,547	86,575

Total liabilities and stockholders' equity	$984,739	$952,539	$924,044

BANK OF MARIN BANCORP
CONSOLIDATED STATEMENT OF OPERATIONS
for the three months ended September 30, 2008, June 30, 2008 and September 30, 2007

(in thousands, except per share amounts - unaudited	September 30, 2008	June 30, 2008	September 30, 2007

Interest income
Interest and fees on loans held in portfolio	$13,833	$13,400	$13,283
Interest on investment securities
Securities of U.S. Government agencies	892	882	1,063
Obligations of state and political subdivisions (tax exempt)	187	183	129
Corporate debt securities and other	91	78	115
Interest on Federal funds sold	25	1	1,240
Total interest income	15,028	14,544	15,830

Interest expense
Interest on interest bearing transaction accounts	93	96	74
Interest on savings and money market deposits	1,833	1,583	3,882
Interest on CDARS® reciprocal time deposits	50	4	---
Interest on other time deposits	562	650	877
Interest on borrowed funds	179	302	209
Total interest expense	2,717	2,635	5,042

Net interest income	12,311	11,909	10,788
Provision for loan losses	1,685	510	200
Net interest income after provision for loan losses	10,626	11,399	10,588

Non-interest income
Service charges on deposit accounts	417	430	325
Wealth Management Services	330	310	331
Net gain on Visa portfolio	---	---	387
Other income	447	539	543
Total non-interest income	1,194	1,279	1,586

Non-interest expense
Salaries and related benefits	4,179	4,035	3,938
Occupancy and equipment	802	793	716
Depreciation and amortization	351	327	318
Data processing	480	430	411
Professional services	336	419	536
Other expense	1,294	1,136	1,007
Total non-interest expense	7,442	7,140	6,926

Income before provision for income taxes	4,378	5,538	5,248

Provision for income taxes	1,683	2,152	2,059
Net income	$2,695	$3,386	$3,189

Net income per common share:
Basic	$0.53	$0.66	$0.62
Diluted	$0.52	$0.65	$0.60

Weighted average shares used to compute net income per common share:
Basic	5,130	5,139	5,172
Diluted	5,209	5,226	5,301

Dividends declared per common share	$0.14	$0.14	$0.13

BANK OF MARIN BANCORP
CONSOLIDATED STATEMENT OF OPERATIONS
for the nine months ended September 30, 2008 and September 30, 2007

(in thousands, except per share amounts - unaudited)	September 30, 2008	September 30, 2007

Interest income
Interest and fees on loans held in portfolio	$40,545	$39,006
Interest on auto loans held for sale	---	2,062
Interest on investment securities
U.S. Treasury securities	---	8
Securities of U.S. Government agencies	2,641	2,714
Obligations of state and political subdivisions (tax exempt)	531	358
Corporate debt securities and other	258	336
Interest on Federal funds sold	138	1,657
Total interest income	44,113	46,141

Interest expense
Interest on interest bearing transaction accounts	277	225
Interest on savings and money market deposits	5,607	11,052
Interest on CDARS® reciprocal time deposits	55	---
Interest on other time deposits	1,962	2,628
Interest on borrowed funds	702	973
Total interest expense	8,603	14,878

Net interest income	35,510	31,263
Provision for loan losses	2,810	340
Net interest income after provision for loan losses	32,700	30,923

Non-interest income
Service charges on deposit accounts	1,253	894
Wealth Management Services	976	904
Net gain on indirect auto and Visa portfolios	---	1,097
Net gain on redemption of shares in Visa, Inc.	457	---
Other income	1,489	1,592
Total non-interest income	4,175	4,487

Non-interest expense
Salaries and related benefits	12,372	12,064
Occupancy and equipment	2,363	2,155
Depreciation and amortization	996	929
Data processing	1,355	1,254
Professional services	1,161	1,239
Other expense	3,336	3,004
Total non-interest expense	21,583	20,645

Income before provision for income taxes	15,292	14,765

Provision for income taxes	5,935	5,699
Net income	$9,357	$9,066

Net income per common share:
Basic	$1.82	$1.74
Diluted	$1.79	$1.70

Weighted average shares used to compute net income per common share:
Basic	5,135	5,197
Diluted	5,224	5,347

Dividends declared per common share	$0.42	$0.38